Exhibit 32.1
Certification of Chief Executive Officer Required by Rule 13a-14(b)
and Section 1350 of Chapter 63 of Title 18 of the United States Code
I, James T. Prokopanko, the Chief Executive Officer and President of The Mosaic Company, certify that (i) the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 of The Mosaic Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of The Mosaic Company.

April 30, 2015

/s/ James T. Prokopanko
James T. Prokopanko
Chief Executive Officer and President
The Mosaic Company